EXHIBIT 10.18


              LICENSE AGREEMENT BY AND AMONG DR. SHIGETOMI KOMATSU
            JAPAN ZXY CO. LTD., ASIA GLOVE, INC., ZYX INTERNATIONAL,
                    INC, AND GLOBAL ASSETS AND SERVICES, INC.

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                                LICENSE AGREEMENT


THIS LICENSE AGREEMENT, including the exhibits referred to herein and attached hereto (the "Agreement"), effective as of September 20, 2002 (the
"EffectiveDate"), is entered into, by and among Dr. Shigetomi Komatsu, a Japanese individual, Japan ZXY Co. Ltd., a Japanese Corporation, Asia Glove Inc., a Japanese Corporation, ZYX International Inc., a Nevada Corporation, and Global Assets and Services Inc., a Florida Corporation.

                                    Recitals

     A. Dr. Shigetomi Komatsu,(hereafter called KOMATSU), the Patentees of the Japanese Patents No.3175072 and others (See the Exhibit A) with Japan Patent Office and the related existing and pending international patents, is an individual residing at 865 Jyunisou, Kamakurao-Shi, Kanagawa-Ken, Japan (See the Exhibit A for the Patents Descriptions.)

     B. SK ZYX Research Co., (hereinafter called SKZYX) who has certain rights pertained to the patents of "Tomigel"(Patent No.3175072) and "Junon Systems,"(Patent -see the Exhibit A)), including the existing and pending international patents, is a corporation duly organized and existing under and by virtue of the law of Japan and having its principle place of business at 8-6-7 Nishi- gotanda, Shinagawa, Tokyo Japan and herein represented by Shigetomi Komatsu, as the Representative Director President

     C. Japan ZYX Co., (hereinafter called JZC) is the registered owner of the these Patents and has the right to grant licenses under certificate of patents #3175072 and the others(See the Exhibit A) for "Tomigel", and "Junon Sytems," respectively, including existing and pending international patents ,is a corporation duly organized and existing under and by virtue of the law of Japan and having its principle place of business at 1-7-10 Hirakawa-cho S building 5th floor, Tokyo Japan and herein represented by Renji Shirakami, in his company as the Representative Director Vice President


     D. Asia Glove, Inc., (hereinafter called AGI) who has the exclusive sales and manufacturing rights of these patents for "Tomigel" and "Junon System," in North America and South America, is a corporation duly


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          organized  and  existing  under  and by virtue of the law of Japan and having its principle place of business at 1-7- 10 Hirakawa-cho S building 5th floor, Tokyo Japan and herein represented by Koki Nagashima, as the Representative Director President

     E. ZYX International, Inc., (hereinafter known as ZII) is a Nevada Corporation, and a wholly owned subsidiary of Global Assets and Services, Inc., and has its principle offices at 3816 West Linebaugh Ave, Suite 200, Tampa, FL 33624,.

     F. Global Assets and Services, Inc., a Florida corporation (hereinafter called GAS) publicly traded on the Nasdaq OTCBB under the symbol "GAST" has its principle place of business at 3816 West Linebaugh Ave, Suite 200, Tampa, FL 33624,.



            NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and hereby agree as follows:


1.   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated:

     1.1.    "Confidential Information" shall have the meaning set forth in
Section 10.1 below.


     1.2. "Improvements" shall mean the improvements, modifications, or enhancements to the Licensed Patents.


     1.3. "Licensed Patents" shall mean those patents, inventors' certificates and patent applications, together with any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, any and all patents or certificates of invention issuing thereon, and any and all reissues, reexamina-tions, extensions,


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divisions, renewals of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

     1.4. "Licensed Product" shall mean any material, composition, product, device, or procedure.

     1.5 "Gross Revenues" shall mean one-third of gross revenues received by Japan ZYX Co.

     1.6. "Sublicensee(s)" shall mean any third party to whom Licensee has sublicensed any or all of the rights in, to and under the Licensed Patents licensed to Licensee hereunder.

     1.7 "Licensors" shall mean the following parties: Dr. Shigetomi Komatsu, SK ZYX Research Co.,Japan ZYX Co., and Asia Glove, Inc.

     1.8 "Licensees" shall mean the following parties: ZYX International, Inc., and Global Assets and Services, Inc.

2.   ASSIGNMENT OF RIGHTS AND COMPENSATION

        2.1 JZC will receive 20% of ZII's shares issued and outstanding. (10 million out of 50 million shares).

        2.2 AGI will receive 25% of ZII's shares issued and outstanding. (12.5 million out of 50 million shares).

        2.3 ZII will have exlusive rights to produce produce and sell "Tomigel" and "Junon System" in North America and South America and their territories, based upon these patents defined in the Exhibit A.

        2.4  ZII will receive one third of all revenues of JZC.


3.   LICENSES

        3.1 License Grant. Subject to the terms and conditions of this Agree-ment, Japan ZYX Co. hereby grants to Licensee, ZYX International, Inc. one-third

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of gross revenues of Japan ZYX Co., exclusive license, including the right to grant sublicenses in accordance with Section 3.2.

     3.2. Sublicenses. Subject to the terms and conditions of this Agreement, Licensee shall have the right to sublicense any or all of the rights granted to Licensee under Section 3.1; provided that any such sublicense shall be made pursuant to a binding and written agreement which protects Japan ZYX Co./Asia Glove, Inc's. interests and rights in its proprietary information and intellectual property to at least the same extent as this Agreement.


4.   PAYMENTS AND RELATED OBLIGATIONS


     4.1 Payment Terms. Japan ZYX Co., Ltd shall pay the one-third gross revenue payment monthly. Such payment shall take place by the end of the subsequent month, and shall be payable in Yen.


     4.2. Taxes. All parties shall be responsible for all appropriate taxes and shall indemnify and hold harmless each other.

     4.3. Inspection of Books and Records. Global Assets and Services, Inc. shall have the right to review books and records pertaining to the gross revenues of Japan ZYX Co. Upon two weeks prior notice to Japan ZYX Co., Global Assets and Services, Inc., or independent accountants selected by Global Assets and Services, Inc., may have access to such books and records to prepare the necessary regulatory reports for filings of the Security and Exchange Commission.


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5.   IMPROVEMENTS AND JOINT INVENTIONS.


     5.1. Disclosure. As soon as reasonably possible, either upon creation, development of an Improvement or conception or reduction to practice of a Joint Invention, as the case may be, each party shall disclose the same in writing to the other. All such disclosures shall be maintained in confidence by the receiving party.


     5.2. Improvements. In the event that Licensee develops or creates Improvements, and subject to the terms and conditions of this Agreement, Licensee agrees to grant and hereby grants to Japan ZYX Co./Asia Glove, Inc., sublicensable, non-cancellable, right and license, under Licensee's right, title and interest to and under the Improvements to make, use, sell, distribute, offer to sell, import and export such Improvements (and to have such rights exercised on Japan ZYX Co./Asia Glove, Inc., behalf by third parties) outside the Field.




6.   PATENT MAINTENANCE AND ENFORCEMENT

     6.1.    Patent Enforcement.

                6.1.1. If either party hereto becomes aware that any Licensed Patents or Joint Patents are being or have been infringed by any third party in the Field, such party shall promptly notify the other party hereto in writing initial right, but not the obligation, as to Licensee to institute, prosecute and control any action, suit or proceeding (an "Action") with respect to such infringement in the Field, including any declaratory judgment action, at its expense, using counsel of its choice and Licensee shall cooperate reasonably with Japan ZYX Co./Asia Glove, Inc.

                6.1.2. In the event Japan ZYX Co./Asia Glove, Inc. fails to initiate any Action involving the LicensedPatents or Joint Patents within 30 days of receiving notice of any commercially significant infringement, Licensee shall have the right, but not the obligation, to initiate and/or maintain such Action at its expense, and Japan ZYX Co./Asia Glove, Inc. shall cooperate reasonably with Licensee, at Licensee's request.



     6.2. Cooperation. In any Action, the parties shall provide each other with reasonable cooperation and assistance, including agreeing to be named as a party to such Action, and, upon the request and at the expense of the party bringing

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such Action, the other party shall make available, at reasonable times and under appropriate conditions, all relevant personnel, records, papers, information, samples, specimens, and the like in its possession. Notwithstanding any other provision of this Article 6, neither party shall make any settlements of any suit, proceeding or action relating to an infringement of any Licensed Patents in the Field or Joint Patents that would materially and adversely affect the other party or the rights and licenses granted hereunder without first obtaining such other party's prior written consent, such consent not to be unreasonably withheld or delayed.

7.   REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1. Representations, Warranties and Covenants of Japan ZYX Co./Asia Glove, Inc. represents and warrants that, as of the Effective Date:

             7.1.1. Japan ZYX Co./Asia Glove Inc. are corporations, duly organized, validly existing and in good standing under the laws of its state of incorporation;

             7.1.2. Japan ZYX Co./Asia Glove Inc. have the right and authority to grant the rights and licenses granted to Licensee under this Agreement;

             7.1.3. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Japan ZYX Co./Asia Glove, Inc.

     7.2. Representations, Warranties and Covenants of Licensee. Licensee represents, warrants and covenants that, as of the Effective Date:


         7.2.1. Licensees are corporations, duly organized validly existing and in good standing under the laws of its state of incorporation;

             7.2.2. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Licensees; and

             7.2.3. Licensee will not practice any of the rights in, to or under the Licensed Patents or Joint Patents outside of the Field.

     7.3. Nothing in this Agreement shall be construed as conferring, by implication, or otherwise, any license or rights under any patents of Japan ZYX Co./Asia Glove, Inc. other than the Licensed Patents, regardless of whether such patents are dominant or subordinate to the Licensed Patents.

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     7.4. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT,
NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE OF DEALING AND USAGE OF TRADE.

8.   INDEMNIFICATION

       Indemnity. Licensee shall indemnify, defend and hold harmless Japan ZYX Co./Asia Glove, Inc., and its directors, officers, employees, agents and consultants (each an "Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from or arising out of a claim, suit or proceeding brought by a third party against an Indemnitee for personal injury, death, product liability or property damage arising out of or related to the manufacture, use, or sale of Licensed Products except to the extent such claim is caused by the gross negligence or willful misconduct of Japan ZYX Co./Asia Glove, Inc.




9.   TERMS OF CONTRACT

Terms. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until expiration or termination on November 27, 2014. If notice of termination is not received from either party within thirty days prior to expiration date, terms and agreements of this contract are automatically extended for five years.



10.  CONFIDENTIAL INFORMATION

     10.1. Confidentiality. In connection with this Agreement, the parties will provide to each other Confidential Information, including but not limited to each party's know-how, invention disclosures, proprietary materials and/or technologies, economic information, business or research strategies, trade

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secrets and material embodiments thereof. As used herein, "Confidential
Information" means any information of a confidential or proprietary nature disclosed by a party to this Agreement to the other party in written or oral form.


     10.2. Legal Disclosures. It shall not be a violation of this Article 10 to disclose Confidential Information required to be disclosed under applicable law, but such disclosure shall be only for the sole purpose of and solely to the extent required by such law, and provided that the recipient, to the extent possible, shall give the disclosing party prior written notice of the proposed disclosure and cooperate fully with the disclosing party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.



11.  MISCELLANEOUS


     11.1. Press Releases. The parties may agree to issue a joint press release upon execution of this Agreement or as promptly as practicable thereafter. The content of any such joint press release will be agreed upon by both parties.


     11.2. Governing Law. This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of Florida.


     11.3. Export Regulations. Licensee agrees that this Agreement is subject in all respects to the laws and regulations of the United States of America, including the Export Administration Act of 1979, as amended, and any regulations thereunder.

     11.4. Limitation of Liability. EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNITY OBLIGATIONS UNDER ARTICLE 8 AND CONFIDENTIALITY OBLIGATIONS UNDER
ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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     11.5. Arbitration. All disputes arising between the parties under this
Agreement will be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted under this Agreement will be brought in a mutually agreeable neutral territory. Any award rendered by the arbitrators will be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction. Each party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys' fees) against the other party. Each party irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.


     11.6. Force Majeure. Neither party shall be held responsible for any delay or failure in performance (with the exception of the payment of money) hereunder to the extent caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.

     11.7. Independent Contractors. The relationship of Japan ZYX Co./Asia Glove Co. Ltd. and Licensee established by this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between Japan ZYX Co./Asia Glove, Inc. and Licensee. Neither party shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

     11.8. Assignment. The parties agree that their rights and obligations under this Agreement may not be transferred or assigned to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, a party may transfer or assign its rights and obligations under this Agreement, without consent, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise.

                11.8.1 In the event that Japan ZYX Co./Asia Glove, Inc., loses the patent right for any reason, ZYX International will retain, per this agreement, all rights pertaining to the manufacture, sales, and distribution of

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"Tomigel" and "Junon System" in North America and South America. This shall be agreed upon by SK ZYX Research Co., and Dr. Shigetomi Komatsu.

     11.9. Notices. Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

Dr. Shigetomi Komatsu
865 Jyunisou, Kamukuraoshi, Kanagawa-Ken,
Japan


Japan ZYX Co.
1-7-10 Hirakawa-cho S building 5th floor, Tokyo Japan


Asia Glove, Inc.
1-7-10 Hirakawa-cho S building 5th floor, Tokyo Japan


ZYX International, Inc.
3816 West Linebaugh Ave, Suite 200, Tampa, FL 33624.


Global Assets and Services, Inc.
3816 West Linebaugh Ave, Suite 200, Tampa, FL 33624.



        11.10. Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by all parties. The failure of any party to enforce any rights or provisions of the Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder. No waiver shall be effective unless made in writing and signed by the waiving party.

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     11.11.  Entire Agreement.  The parties hereto acknowledge that this Agree-
ment, together with the exhibits attached hereto, set forth the entire agreement and understanding of the parties as to the subject matter hereto, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.


     11.12. Headings. The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.

     11.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.




       IN WITNESS WHEREOF, All parties indicated below and Licensee has executed this Agreement by their respective duly authorized representatives.


Licensors:                                      Licensee:


/s/ Dr. Shigetomi Komatsu                       /s/ Steve Oto
--------------------------                      ------------------------------
Dr. Shigetomi Komatsu                           Steve Oto


                                                Parent Company of Licensee:
/s/ Shigetomi Komatsu
--------------------------
SK ZYX Research Co.
                                                /s/ Bertram Cutler
                                                --------------------------------
                                                Global Assets and Services, Inc.

/s/ Renji Shirakamil
--------------------------
Japan ZYX Co.


/s/ Koki Nagashima
--------------------------
Asia Glove, Inc

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                                    EXHIBIT A


                             Description of Patents

     A.  "Tomigel"


       1. Patent Number 3175072, with Commissioner, JAPAN PATENT
          OFFICE, granted and registered April 6th, 2001

          Title of Invention : INORGANIC HARDENING AGENT AND
          ITS MANUFACTURING METHOD


       2. International Patent filed on September, 2002 with
          The International Patent Office in Switzerland.


     B     "Junon System"

      1.  Patent Numbers, with Commissioner, JAPAN PATENT
           OFFICE, granted and registered on dates indicated below:

           Patent No.:
            No. 1581420                                   October 11, 1990
            No. 3156127                                   September 11, 1998

           Registered New Application No.:
            No. 3047761                                   October 2, 1998
            No. 3060372                                   June 9, 1999

      2.   International Patents:

              a. Patent No. 2,105,142 with Canadian Intellectual Property Office, granted and registered on March 03, 2001

                 Title of Invention : METHOD OF RECOVERING
                                      POLYSTYRENE WASTE MATERIALS
                                      ITS APPARATUS FOR DISSOLVING


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                                   APOSTILLE

                   (Convention de La Haye du 5 Octobre 1961)


        1.      Country:        JAPAN

                this public document

        2.      has been signed by Toshiaki HOUKIN

        3.      acting in the capacity of Director of the Tokyo Legal Affairs
                Bureau

        4.      bears the seal/stamp of



                                    Certified

        5.      at Tokyo                             6.  Sep 12 2002

        7.      by the Ministry of Foreign Affairs

        8.      02 - No 000976

        9.      Seal/stamp:                          10. Signatures:

                                                   /s/ S. Hagiwara
                                                   Shinichi HAGIWARA
                                                   ------------------------
                                                   For the Minister for Foreign
                                                   Affairs


                                                         Registration NO.1320


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                              NOTARIAL CERTIFICATE



        This is to certify that Mr. koki NAGASHIMA, President of Asia

        Glove, Inc., has acknowledged himself in my very presence that the signature on the foregoing document is his own.


                Dated this 12th day of Sep., 2002.


                                /s/ Akira Kitan
                                --------------------------------
                                AKIRA KITAN

                                NOTARY